                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO PARTNERS III, L.P.
                         CRESCENDO INVESTMENTS III, LLC
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      /_/   Fee paid previously with preliminary materials:

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      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On August 23,  2007,  The  Committee  to Enhance  Topps issued the following press release:

FOR IMMEDIATE RELEASE

     THIRD PROXY ADVISORY FIRM RECOMMENDS VOTE AGAINST PROPOSED $9.75 MERGER

                PGI ADVISES CLIENTS TO VOTE THE GOLD PROXY CARD
                       AGAINST THE EISNER MERGER PROPOSAL

New York, NY, August 23, 2007 - -- The Committee to Enhance Topps announced today that Proxy Governance Inc. ("PGI"), a leading independent proxy advisory firm, has recommended that its clients vote AGAINST the merger agreement between
The Topps Company, Inc. (Nasdaq:TOPP) and entities owned by Michael D. Eisner and Madison Dearborn Partners, LLC. Topps stockholders will vote on the proposal at the company's special meeting of stockholders to be held on August 30, 2007.
PGI joins Institutional Shareholder Services ("ISS") and Glass Lewis & Co. as
the third independent proxy advisory firm rejecting Topps proposed $9.75 merger as inadequate.

In discussing the proposal, PGI opined, "We do not support this transaction as proposed, as it does not appear to place a fair value on the company based on analyst opinion and general market reaction to the deal. We have serious concerns regarding the process leading up to the proposed deal, including the board's disregard for the opposition expressed by the dissident board members, the apparent bias towards the Tornante/MDP offer under which management was guaranteed jobs, and the inadequate disclosure in the original proxy statement.

PGI concluded, "We are also concerned with the board's apparent unwillingness to fairly negotiate with Upper Deck, and do not believe that the board provided a persuasive argument for not accepting Upper Deck's - now terminated - higher offer for the company's shares. It appears that the board was just unwilling to allow the company to be acquired by its primary competitor. We recommend that shareholders vote the dissident's GOLD card."

In commenting on the PGI analysis, Eric Rosenfeld, President and CEO of
Crescendo Partners stated, "We are in complete agreement with the analysis and vote recommendation put forth by PGI. When the three leading independent proxy advisory firms all arrive at the same conclusion; that the $9.75 offer is inadequate and the process was flawed, it sends a strong message that management and the majority of the board were not looking out for the best interests of all stockholders. We urge all shareholders to vote AGAINST the merger proposal by signing, dating and returning the GOLD proxy card today."

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance Topps (the "Committee"), together with the other participants named below, has made a definitive filing with the Securities and
Exchange Commission ("SEC") of a proxy statement, a proxy supplement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies against a proposed merger between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC, and an investment firm controlled by Michael Eisner, which will be voted on at a meeting of the Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"), together with the other participants named below, intends to make a preliminary filing with the Securities and
Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO ADVISORS ADVISE ALL STOCKHOLDERS OF THE COMPANY TO
READ THE PROXY STATEMENT, AND OTHER PROXY MATERIALS, INCLUDING PROXY
SUPPLEMENTS, IN CONNECTION WITH EACH OF THE MERGER PROXY SOLICITATION AND THE
ANNUAL MEETING PROXY SOLICITATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR, D.F. KING & CO., INC. AT ITS TOLL-FREE
NUMBER: (800) 628-8532.

The participants in the Merger Proxy Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company ("Crescendo Advisors"), Crescendo Partners
II, L.P., Series Y, a Delaware limited partnership ("Crescendo Partners II"),
Crescendo Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"), Crescendo Partners III, L.P., a Delaware limited partnership
("Crescendo Partners III"), Crescendo Investments III, LLC, a Delaware limited liability company ("Crescendo Investments III"), Eric Rosenfeld, Arnaud Ajdler
and The Committee to Enhance Topps (the "Merger Proxy Solicitation
Participants").

The participants in the Annual Meeting Proxy Solicitation include the Merger
Proxy Solicitation Participants, together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins, Thomas E. Hyland, Thomas B.
McGrath and Michael R. Rowe (the "Annual Meeting Proxy Solicitation
Participants"). Together, the Merger Proxy Solicitation Participants and the
Annual Meeting Proxy Solicitation Participants are referred to herein as the
"Participants."

Crescendo Advisors beneficially owns 100 shares of common stock of the Company.
Crescendo Partners II beneficially owns 2,568,200 shares of common stock of the
Company. As the general partner of Crescendo Partners II, Crescendo Investments
II may be deemed to beneficially own the 2,568,200 shares of the Company beneficially owned by Crescendo Partners II. Crescendo Partners III beneficially owns 126,500 shares of common stock of the Company. As the general partner of
Crescendo Partners III, Crescendo Investments III may be deemed to beneficially own the 126,500 shares of the Company beneficially owned by Crescendo Partners
III. Eric Rosenfeld may be deemed to beneficially own 2,694,900 shares of the
Company, consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld
JTWROS, 2,547,700 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments II, 126,500 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments III and 100 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of
Crescendo Advisors. Mr. Ajdler beneficially owns 2,301 shares of the Company.

Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company,
John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel, Jeffrey D. Dunn, Charles C. Huggins, Thomas E. Hyland,
Thomas B. McGrath and Michael R. Rowe beneficially own any shares of common stock of the Company.

SOURCE The Committee to Enhance Topps

Contact: D.F. King & Co., Inc., +1-800-628-8532